UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011 (May 19, 2011)

KEY ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800 Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
Key Energy Services, Inc., a Maryland corporation (the “Company”), held its 2011 Annual Meeting of Stockholders on May 19, 2011 (the “Annual Meeting”). At the Annual Meeting, holders of 127,463,317 shares of the Company’s common stock were present in person or by proxy, constituting 89.38% of the outstanding shares of common stock as of the record date for the Annual Meeting. The matters voted upon at the Annual Meeting are described below.
Election of three Class II Directors
The stockholders elected the following three Class II directors to serve for a three year term, expiring in 2014, with the following votes:

	Votes cast in favor:	Votes withheld:	Broker non-votes:
William D. Fertig	110,291,366	10,159,834	7,012,117
Robert K. Reeves	96,971,979	23,479,221	7,012,117
J. Robinson West	112,832,112	7,619,088	7,012,117
Three Class III directors, Richard J. Alario, Ralph S. Michael, III and Arlene M. Yocum, continued in office with terms expiring in 2012. Four Class I directors, Lynn R. Coleman, Kevin P. Collins, W. Phillip Marcum and William F. Owens, also continued in office with terms expiring in 2013.
Ratification of Independent Registered Public Accounting Firm
The stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year with the following votes:
Ratification of Independent
Registered Public Accounting Firm:

Votes cast in favor	127,405,564
Votes cast against	39,476
Votes abstaining	18,277
Broker non-votes	0
Advisory Vote on Compensation of Named Executive Officers
On an advisory basis, the compensation of our named executive officers was approved with the following votes:

Votes cast in favor	Votes cast against	Votes abstaining	Broker non-votes
95,075,910	25,013,886	361,403	7,012,118

Advisory Vote on the Frequency of the Advisory Vote on Compensation of Named Executive Officers
On an advisory basis, the frequency of the advisory vote on compensation of our named executive officers to be held every year was approved with the following votes:

1 year	2 years	3 years	Votes abstaining	Broker non-votes
96,026,105	346,699	9,366,104	14,712,291	7,012,118
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.
Date: May 24, 2011	By:	/s/ RICHARD J. ALARIO
Richard J. Alario
President and Chief Executive Officer